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                                                                     Exhibit 4.3

                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 4th day of May, 1999, between Gage LLC ( referred to as the "Holder"), and ImaginOn, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company").

          WHEREAS, pursuant to the Preferred Stock Purchase Agreement dated as of May 4, 1999 (the "Purchase Agreement"), the Holder will be purchasing shares of Preferred Stock and Warrants (hereinafter collectively referred to as the "Securities" of the Company) of the Company at the Purchase Price as set forth in the Purchase Agreement; All capitalized terms not hereinafter defined shall have that meaning assigned to them in the Purchase Agreement; and

          WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Securities set forth in the Purchase Agreement.

          NOW, THEREFORE, the parties hereto mutually agree as follows:

     Section 1.     Registrable Securities. As used herein the term "Registrable
                    ----------------------
Security" shall mean the Additional Shares, Underlying Shares and Warrant
Shares: (i) in respect of which a registration statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a Registrable Security. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section.

     Section 2.     Restrictions on Transfer. The Holder acknowledges and
                    ------------------------
understands that prior to the registration of the Registrable Securities as provided herein, the Registrable Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holder understands that no disposition or transfer of the Registrable Securities or the Securities may be made by the Holder in the absence of (i) an opinion of counsel to the Company that such transfer may be made without registration under the Securities Act and state law, or (ii) such registration.

     Section 3.     Registration Rights.
                    -------------------

          (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), as soon as possible after the Closing Date but not later than the 30/th/ calendar day after the Closing Date, a primary shelf registration statement under the Securities Act (the "Shelf Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Registrable Securities, so as to permit the resale of the Registrable Securities under the Securities Act. The Company shall use its best efforts to cause the Shelf Registration Statement to become effective on or before the 110/th/ calendar day after the Closing Date. In the event the Shelf Registration Statement has not been filed by the 30/th/ calendar day after the Closing Date or has not been declared effective by the SEC on or before the 110/th/ calendar day after the Closing Date, the Holder may make a demand to the Company in writing (the "Demand Notice") via facsimile (the Business Day in which the Company receives the Demand Notice in facsimile is referred to as the "Demand Date") to require the Company to include the Registrable
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Securities for resale via a registration statement on Form S-3 or any other available form (the "Resale Registration Statement", and along with the Shelf Registration Statement referred to as the "Registration Statement"). In such case the Company shall be required to file with the SEC the Resale Registration Statement on or before the 30/th/ calendar day after the Demand Date at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Registrable Securities, so as to permit the resale of the Registrable Securities under the Securities Act. The Company will use its best efforts to cause the Resale Registration Statement to become effective on or before the 90/th/ calendar day after the Demand Date. The number of shares of Common Stock designated in the Registration Statement to be registered shall be (i) 150% of the number of Underlying Shares that would be required if the Preferred Stock was issued and converted on the Trading Day immediately preceding the filing of the Registration Statement, plus (ii) 100% of the Warrant Shares.

     In the event the number of shares of Common Stock included in the Registration Statement shall be insufficient to cover the number of Registrable Securities due to the Holder via conversion and/or exercise or otherwise under the terms of the Purchase Agreement, the Company agrees that it shall file either a new Registration Statement including such additional shares or amend the then existing Registration Statement. The Company agrees that in such event it will file with the SEC either an amendment to the then existing Registration Statement or a new Registration Statement within 30 days of when required hereunder, and use its best efforts to cause either the amendment or such Registration Statement to become effective within 90 calendar days from when required. If such amendment or new Registration Statement is not filed and/or declared effective in a timely manner as set forth herein, the Company shall be subject to liquidated damages as pursuant to the provisions of Section 3(e) below.

          (b) The Company will maintain the Registration Statement, or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the applicable Registration Statement,
(ii) the date the Company receives an opinion of counsel from the Holder that the Registrable Securities may be sold under the provisions of Rule 144(k), or other similar exemption (without volume limitation) or (iii) five years after the Closing Date.

          (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Holder shall bear the cost, pro rata, of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall qualify any of the Registrable Securities for sale in such states as the Holder reasonably designates and shall furnish indemnification in the manner provided in Section 8 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

          (d) Unless otherwise agreed to in writing by the Holder, the Company shall only be permitted to include the Registrable Securities in the Registration Statement. The Company represents that as of the date hereof it is not obligated to file a registration statement on behalf of any other Person and/or entity not a party to this Agreement.

          (e) In the event the Resale Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the SEC on or before the 30/th/ calendar day after the Demand Date and/or the Registration Statement is not declared effective by the SEC on or before the 90/th/ calendar day after the Demand Date, then the Company will pay the Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two percent (2%) of the Purchase Price (and in the case of the Warrants two percent (2%) of the cash value on such date, where the "cash value" of each Warrant Share is equal to the Bid Price of the Common Stock on such date less the Exercise Price per share of Common Stock) of the then outstanding shares of Preferred Stock for every 30 calendar day period until the Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holder in cash, immediately upon demand, provided, however, that the payment of such liquidated

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damages shall not relieve the Company from its obligations to register the
Registrable Securities pursuant to this Agreement. If the Company does not remit the damages to the Holder as set forth above, the Company will pay the Holder's reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision shall not affect or limit the Holder's other rights or remedies as set forth in this Agreement.

          (f) The Company agrees that within five calendar days after being notified by the SEC that the Registration Statement has been cleared to go effective, the Company it will declare the Registration Statement effective. The Company also agrees that it shall respond in writing to any questions and/or comments from the SEC which relate to the Registration Statement within ten calendar days of receipt of such question or comment.

     Section 4.  Cooperation with Company. The Holder will cooperate with the
                 ------------------------
Company in all respects in connection with this Agreement, including timely supplying (in writing if so reasonably requested) all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and resale of the Registrable Securities.

     Section 5.  Registration Procedures. Whenever the Company is required by
                 -----------------------
any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

             (a) prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act);

             (b) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request in order to facilitate the resale of the Registrable Securities owned by the Holder;

             (c) register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

             (d) list such securities on the NASDAQ Small Cap Market or other securities exchange, including, but not limited to, a national securities exchange, on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such market or exchange;

             (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

             (f) notify the Holder of Registrable Securities covered by the Registration Statement any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact

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required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     Section 6.  Assignment. The rights granted the Holder under this
                 ----------
Agreement may be assigned by giving the Company written assignment of such transfer and such assignee agrees to be bound by the terms herein. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     Section 7.  Termination of Registration Rights. The rights granted
                 ----------------------------------
pursuant to this Agreement shall terminate as to the Holder (and permitted transferee under Section 6 above) upon the occurrence of any of the following:

             (a) all of the Holder's securities subject to this Agreement have been registered;

             (b) all of the Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 (without volume limitation) promulgated by the SEC pursuant to the Securities Act;

             (c) all of such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k) (without volume limitation) promulgated by the SEC pursuant to the Securities Act; or

             (d) five years from the issuance of the Registrable Securities.

     Section 8.  Indemnification.
                 ---------------

             (a) Indemnification by Holder. The Holder shall indemnify and hold
                 -------------------------
harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Holder to the Company specifically for inclusion in the Registration Statement or such prospectus or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus.

             (b) Indemnification by Company. The Company shall indemnify and
                 --------------------------
hold harmless the Holder, its directors, officers, agents and employees, each person who controls the Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable
                        --------  -------
in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Holder, specifically for use in the preparation thereof or to the extent that such information relates to the Holder's method of distribution of the Registrable Securities and was reviewed and expressly reviewed by the Holder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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          (c)  Conduct of Indemnification Proceedings.
               --------------------------------------

               (i) If any Proceeding shall be brought or asserted against any person and/or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

               (ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Patty is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

               (iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided, that the Indemnified Party must reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         Section 9. Contribution. If a claim for indemnification under Section 8
                    ------------
is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in Section 8, any reasonable attorneys, or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in
Section 8 was available

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to such party in accordance with its terms. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Section 10. Notices. All notices, demands, requests, consents, approvals,
                 -------
and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

     If to the Company:

                          ImaginOn, Inc.
                          1313 Laurel Street, Suite 1
                          San Carlos, CA 94070
                          Attention: David M. Schwartz, President and CEO
                          Facsimile: (650) 596-9350
                          Telephone: (650) 596-9300

     with a copy to:

                          Friedlob Sanderson Raskin
                          Paulson & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300
                          Denver, CO 80202
                          Attention: Gerald Raskin, Esq.
                          Telephone: (303) 571-1400
                          Facsimile: (303) 595-3970


     If to the Investor:

                          Gage LLC
                          c/o Citco Trustees Cayman Limited
                          Commercial Centre
                          PO Box 31106SMB
                          Grand Cayman, Cayman Islands
                          British West Indies
                          Attention: Sabrina Hew
                          Facsimile: 345 945-7566
                          Telephone: 345 949-3977

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         with a copy to:

                          The Goldstein Law Group, P.C.
                          65 Broadway, 10/th/ Floor
                          New York, NY 10006
                          Attention: Scott H. Goldstein, Esq.
                          Telephone: (212) 809-4220
                          Facsimile: (212) 809-4228

     Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 11.    Counterparts. This Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.    Headings. The headings in this Agreement are for reference
                    --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 13.    Choice of Law; Venue; Jurisdiction. This Agreement will be
                    ----------------------------------
construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non
                                                                  ----- ---
conveniens, to the bringing of any such proceeding in such jurisdictions. Each
----------
party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

     Section 14.    Severability. If any provision of this Agreement shall for
                    ------------
any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     Section 15.    Counterparts; Facsimile; Amendments. This Agreement may be
                    -----------------------------------
executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and the Holder, on the other hand.


                 [Remainder of page intentionally left blank]

                           [Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights
Agreement to be duly executed, on the day and year first above written.


IMAGINON, INC.


By:____________________________
         David M. Schwartz
         President and CEO


                                                   GAGE LLC


                                                   By:______________________

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